REFINITIV STREETEVENTS

EDITED TRANSCRIPT

Q2 2024 STURM RUGER & COMPANY INC EARNINGS CALL

EVENT DATE/TIME: August 01, 2024 / 1:00PM UTC

An LSEG Business

REFINITIV

August 01, 2024 / 1:00PM UTC, Q2 2024 Sturm Ruger & Company Inc Earnings Call

CORPORATE PARTICIPANTS

•	Christopher Killoy Sturm Ruger & Company Inc - President, Chief Executive Officer, Director

•	Patricia Shepard Sturm Ruger & Company Inc - Deputy General Counsel

•	Thomas Dineen Sturm Ruger & Company Inc - Chief Financial Officer, Senior Vice President, Treasurer

CONFERENCE CALL PARTICIPANTS

•	Operator

•	Mark Smith Lake Street - Analyst

•	Rommel Dionisio Aegis Capital - Analyst

PRESENTATION

Operator

Good day and thank you for standing by. Welcome to the Sturm Ruger Earnings Conference Call. (Operator Instructions) Please be advised that today's conference is being recorded. I would now like to hand the conference over to your first speaker today, Chris Killoy, President and CEO. Please go ahead.

Christopher Killoy Sturm Ruger & Company Inc - President, Chief Executive Officer, Director

Good morning, and welcome to the Sturm Ruger & Company second quarter 2024 conference call. I'll ask Patricia Shepard, our Deputy General Counsel to read the caution on forward-looking statements. Tom Dineen, our Chief Financial Officer, will then give an overview of the second quarter 2024 financial results. And then I will discuss our operations and the market. After that, we'll get to your questions. Pat.

Patricia Shepard Sturm Ruger & Company Inc - Deputy General Counsel

Thanks, Chris. I just want to remind everyone that statements made in the course of this meeting that state the company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements, is contained from time to time in the company's SEC filings, including, but not limited to the company's report on Form 10-K for the year ended December 31, 2023, and of course, on the Form 10-Q for the second quarter of 2024, which we filed last night.

Copies of these documents may be obtained by contacting the company or the SEC or on the company's website at ruger.com/corporate or the SEC website at sec.gov. We reference non-GAAP EBITDA. Please note that the reconciliation of GAAP net income to non-GAAP EBITDA can be found in our Form 10-K for the year ended December 31, 2023, and our Form 10-Q for the second quarter of 2024, both of which are also posted to our website.

Furthermore, the company disclaims all responsibility to update forward-looking statements. Chris

August 01, 2024 / 1:00PM UTC, Q2 2024 Sturm Ruger & Company Inc Earnings Call

Christopher Killoy Sturm Ruger & Company Inc - President, Chief Executive Officer, Director

Thank you, Pat.

Now, Tom, will discuss the company's second quarter 2024 results.

Thomas Dineen Sturm Ruger & Company Inc - Chief Financial Officer, Senior Vice President, Treasurer

Thanks, Chris. For the second quarter of 2024, net sales were $130.8 million and diluted earnings were $0.47 per share. For the corresponding period in 2023, net sales were $142.8 million and diluted earnings were $0.91 per share. For the six months ended June 29, 2024, net sales were $267.6 million and diluted earnings were $0.87 per share. For the corresponding period in 2023, net sales were $292.3 million and diluted earnings were $1.72 per share.

Our second quarter profitability improved from the first quarter despite a reduction in sales as we increased production 18%, notwithstanding the reduction in headcount resulting from the reduction in force we implemented at the end of the first quarter. At June 29, 2024 our cash and short-term investments totaled $106 million. Our short-term investments are invested in the United States Treasury bills and in a money market fund that invests exclusively in the United States Treasury instruments, which mature within one year.

At June 29, 2024, our current ratio was 4.8:1, and we had no debt. Stockholders' equity was $322 million, which equates to a book value of $18.90 per share, of which $6.21 was cash and short-term investments. In the first half of 2024, we generated $26.1 million of cash from operations. We reinvested $10.4 million of that back into the company in the form of capital expenditures. We expect our 2024 capital expenditures will total approximately $20 million, related to some exciting new product introductions, upgrades to our manufacturing equipment and improvements to our facilities.

In the first half of 2024, we returned $27.1 million to our shareholders through the payment of $6.8 million of quarterly dividends and the repurchase of 478,000 shares of our common stock in the open market at an average price of $42.41 per share for a total of $20.3 million. Since the end of the second quarter, we repurchased an additional 157,000 shares of our common stock at an average price of $41.27 per share for a total of $6.5 million. Thus far in 2024, we have returned $26.7 million to our shareholders by repurchasing 634,000 shares, more than 3% of the shares outstanding as of the beginning of the year, at an average price of $42.12 per share.

Our current cash balance remains above $100 million. Our Board of Directors declared a $0.19 per share quarterly dividend for shareholders of record as of August 15, 2024, payable on August 30, 2024. As a reminder, our quarterly dividend is approximately 40% of net income and therefore varies quarter to quarter. Our variable dividend strategy, coupled with our strong debt-free balance sheet allows us to continually and consistently provide returns to our shareholders without sacrificing our ability to capitalize on opportunities that emerge. That's the financial update for the second quarter. Chris?

Christopher Killoy Sturm Ruger & Company Inc - President, Chief Executive Officer, Director

Thanks, Tom. We were pleased with the consistency of demand for many of our products in the second quarter despite the declining consumer demand in the firearms market from last year. On the strength of these products, many of which were introduced last year, the estimated sell-through of our products from our independent distributors to retailers increased 1% in both the second quarter and the first half of 2024 compared to the prior year.

For the same period, NICS background checks, as adjusted by the National Shooting Sports Foundation, decreased 8% and 6% respectively. Recently introduced products that drove distributor sell through include the American Rifle Generation II family of rifles, the Marlin 1895 Dark Series lever-action rifles, Marlin 336 lever-action rifles and the LC Carbine chambered in .45 Auto. Additionally, the 75th Anniversary Mark IV Target pistol, 75th Anniversary 10/22 rifles, the 75th Anniversary LCP MAX pistol and the Mini-14 rifle with side-folding stock also helped drive those sales.

Strong pull through of demand kept inventories of Ruger products in the distribution channel at healthy levels. And for our products in stronger demand, the sell-through outpaced production during the first half of the year. Consequently, compared to this time last year, our finished goods inventory and the distributors' finished goods inventories of Ruger products have decreased over 100,000 units, 13,000 units in our warehouses and 89,000 units at the distributors.

August 01, 2024 / 1:00PM UTC, Q2 2024 Sturm Ruger & Company Inc Earnings Call

As such, we plan on continuing to increase our production in the second half of the year, to begin to replenish these inventories, especially for the new products just mentioned. Increased production will help us leverage our fixed costs and favorably impact our margins. Designing, engineering and manufacturing innovative new products remains our priority. New product sales totaled $80 million or 31% of firearm sales in the first half of 2024. New product sales include only major new products that were introduced in the past two years. In addition, we add dozens of line extensions and distributor exclusive firearms to our offerings every year. We look forward to launching another exciting new product and more product derivatives in the second half of this year.

Earlier this year, we reorganized some aspects of our business and implemented a reduction in force to achieve greater efficiency, productivity and flexibility throughout our organization. We are starting to realize the benefits of these actions. Despite the reduction in head count, second quarter production increased 18% from the first quarter. We expect further improvements from the initiatives we are currently pursuing, and we continue to look for additional opportunities to reduce or eliminate inefficiencies in every part of our business. We remain focused on the long-term goal of creating shareholder value.

Our disciplined pricing and promotion strategy may not always benefit current period sales and profitability, but instead ensure our long-term performance and promote consistency throughout the distribution channel, allowing both independent distributors and retailers to confidently invest in our inventory is essential to Ruger's long-term success and leadership in the volatile firearms market.

The industry has recognized many of our innovative products with awards and accolades in 2024, including recently announced Industry Choice Awards for Lever Gun of the Year, the Marlin Dark Series Model 1895, Carbine of the Year, the LC Carbine in .45 Auto and High Overall Rifle of the Year, the Ruger American Rifle Gen II Ranch. Those are the highlights of the second quarter of 2024.

Operator, can we have the first question?

QUESTIONS AND ANSWERS

Operator

(Operator Instructions)

Our first question comes from Mark Smith at Lake Street.

Mark Smith Lake Street - Analyst

Hey, good morning, guys. My question -- first question is really around ASPs. As we look at kind of the difference between ASP's on units shipped versus those in the backlog, backlog ASPs at very high levels, is this more so kind of Marlin lever action rifles that we're seeing in the backlog that maybe get built as we move closer in the fall or anything, give us the -- kind of walk us through. You can see the difference between those two numbers?

Christopher Killoy Sturm Ruger & Company Inc - President, Chief Executive Officer, Director

Yes, good question, Mark. What that typically is right now is heavy backlog on Marlin. We also have quite a few Ruger American Generation II Rifles that are in there at a slightly higher price point than the Gen Is. So that makes up the -- I'll say the difference between what's on the backlog number versus what incoming orders may reflect, which include a lot of the 75th anniversary values.

Mark Smith Lake Street - Analyst

Okay.

And as we think about units that were shipped, are we still continuing to see, you know, strong demand or maybe some lower priced items or ones that you're shipping out in over this last quarter, maybe the Super Wrangler Security 380, is that something or do you feel pretty good about the mix of items that were produced and shipped during the quarter?

August 01, 2024 / 1:00PM UTC, Q2 2024 Sturm Ruger & Company Inc Earnings Call

Christopher Killoy Sturm Ruger & Company Inc - President, Chief Executive Officer, Director

The mix is very strong. However, it is biased to some of those lower price points with those 75th anniversary guns. One of the things we talked about was that we didn't engage in a lot of discounting for promotional activity to negatively impact gross margins. However, those 75th Anniversary models, the 10/22, LCP MAX, the Mark IV 75th commemorative, of all of those we're priced to sell. They were priced pretty sharply to make sure going into this market with the 75th anniversary model, you're going to build things that will go stale at some point. So you want to make sure you can move those. And as part of our strategy, and that's a little bit of why those were at a lower price, to make sure that the velocity we wanted with both our wholesalers, retailers and the end users.

Mark Smith Lake Street - Analyst

Okay. And margins kind of my next question. As we think about the backlog and maybe you're building and shipping some of these Marlin and other centerfire rifle as we work through the next couple of quarters. I know you guys don't give guidance around margin, but how do you feel about you know the impact of maybe mix shift on margin in the second half? And also, you know, maybe seeing more benefit from some of the cuts and work that you guys did earlier this year on cutting costs?

Christopher Killoy Sturm Ruger & Company Inc - President, Chief Executive Officer, Director

Yes, I think there may be some of that mix shift. I think more likely margin improvements will be driven by our performance improvement in terms of some of the cost reductions and initiatives we've undertaken as well as deleveraging some of the fixed costs as we take up production numbers. As Tom noted, we're up, I think production was up 18% in Q2, and we expect it to be up again in the back half of the year.

Mark Smith Lake Street - Analyst

Okay. And I think the last question for me, just curious, Chris, if you can give kind of your outlook into demand or primarily as we think about July, we haven't seen the NICS numbers come out yet, but we saw kind of a jump of mid month around news and events in firearm demand. Curious if you know, any thoughts that you can give us around July demand for firearms and what you kind of heard and saw from distributors and retailers.

Christopher Killoy Sturm Ruger & Company Inc - President, Chief Executive Officer, Director

And by and large, a jump that we saw related to items in the news cycle was pretty short and pretty minor, to be perfectly honest. I don't think that drove much in July. July continued a pretty slow period. When you look at the overall demand at the retail level. I was just down at a one of our major retailers in Alabama for their promotion this past weekend. And while we did well, what was moving was the lower priced items. Lower priced items, hard to get items, and our core customer is still hurting. So I think when the matter when it comes into the gun store and if the credit cards maxed out, there's only so much they can put on that card and so much they can buy. And I think that's partially driving it. And again, July is a tough month historically. We're back to that cyclical nature and seasonal nature of our business. And July is typically one of the toughest months for the firearms industry.

Mark Smith Lake Street - Analyst

Okay. And maybe I'll squeeze in one more. Just as you're out there in the industry and talking to people, is it safe to assume that you guys are not expecting a historical big ramp as we get closer into a presidential election this year?

Christopher Killoy Sturm Ruger & Company Inc - President, Chief Executive Officer, Director

Good question. I don't know what to expect. I mean, we're ready either way. I mean, our production is going to be moving forward based on the on what we have for new products in the pipeline. So we're going to be increasing our production regardless. And if there is an unexpected spike in demand, we've got inventory, distributors have inventory is lower than it was last year at this time, which is a healthy thing, but there's still inventory to support that. So again, we're not banking on it or planning on it, but we'll be ready for it if it comes.

August 01, 2024 / 1:00PM UTC, Q2 2024 Sturm Ruger & Company Inc Earnings Call

Mark Smith Lake Street - Analyst

Excellent.

Thank you, guys.

Operator

Thank you. Our next question comes from Rommel Dionisio at Aegis Capital.

Rommel Dionisio Aegis Capital - Analyst

Good morning and thank you. Chris, you alluded to some new product launches in the back half of the year, certainly looking forward to that. But as you think about the timing and the cadence of new product launches: difficult, challenging industry environment overall right now, doesn't this cause you to kind of -- it may be had this set for a while. But as we enter as you think about 2025, do you think about slowing that down and waiting for kind of an industry bounce back? Or how do you kind of think about the cadence of new product introductions here over the next few quarters?

Christopher Killoy Sturm Ruger & Company Inc - President, Chief Executive Officer, Director

Thanks, Rommel. Typically we don't let that drive our new product thinking. We know we've got to have a steady stream of new products coming. Some of them are products that take several years to work through, get it, get it into market. Others can be pretty short and quick hits. But the the actual time to time it is always difficult. And candidly, almost any new product initiatives, it always takes longer than you'd like. So it's kind of fraught with peril if you're trying to time it too closely. So we're gonna go as fast as we can with the new products. We've got a couple of cool things coming in the fall that we're excited about. And again, we're certainly not going to hold off on anything, waiting for either a shift in the market raising else when it's ready and we've got inventory, we're going to get it out there. I think most people know now that Ruger, unlike some folks when we announce products, we'd like to have it available either right at distributors or even ideally at retailers before the customer hears about it. So that's going to be our plan as we go forward.

Rommel Dionisio Aegis Capital - Analyst

Okay, great.

Thanks very much, Chris.

Christopher Killoy Sturm Ruger & Company Inc - President, Chief Executive Officer, Director

Thanks, Rommel.

Operator

Thank you. I'm showing no further questions at this time. I would now like to turn it back over to Chris for closing remarks.

August 01, 2024 / 1:00PM UTC, Q2 2024 Sturm Ruger & Company Inc Earnings Call

Christopher Killoy Sturm Ruger & Company Inc - President, Chief Executive Officer, Director

In closing, I'd like to thank all of you for attending our call this morning, and thank our shareholders for the continued investment in our company. And most importantly, I'd like to thank our loyal customers and our 1800 hard-working members of the Ruger team who design, build and sell rugged reliable firearms throughout the year. Thank you.

Operator

Thank you for your participation in today's conference. This does conclude the program. You may now disconnect.

August 01, 2024 / 1:00PM UTC, Q2 2024 Sturm Ruger & Company Inc Earnings Call

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